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                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                  July 30, 1999

Board of Directors
Market Street Fund, Inc.
103 Bellevue Parkway
Wilmington, DE  19809

                  RE:   MARKET STREET FUND, INC.
                        FILE NO. 2-98755
                        ------------------------

Directors:

         We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 22 to Form N-1A for Market Street Fund, Inc. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                          Very truly yours,

                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By: /s/ David S. Goldstein
                                             ------------------------------
                                                  David S. Goldstein